AMENDMENT TO PROMISSORY NOTE

THIS AMENDMENT TO PROMISSORY NOTE (this “Amendment”), dated as of October 23, 2019, is entered into by and among GB SCIENCES, INC., a Nevada corporation (“Borrower”), and CSW VENTURES, LP (“Lender”).

RECITALS:

1.     Pursuant to a Note Purchase Agreement dated as of February 28, 2019, among Borrower and the Lender (as amended from time to time, the “Note Agreement”), Lender made loans to Borrower pursuant to an 8% Senior Secured Convertible Promissory Note dated as of February 28, 2019 (the “Original Note”).

2.     On July 12, 2019, the Original Note was amended and restated to, among other things, reflect an additional loan made by Lender to Borrower in the amount of $100,000 (as so amended, the “Note”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Note.

3.     As an inducement to Lender to enter into a Forbearance Agreement with Borrower and certain of its affiliates, dated as of the date hereof, with respect to certain existing events default under the Note (the “Forbearance Agreement”), Borrower has agreed to reduce the Conversion Price under the Note.

AGREEMENTS:

1.     Amendment to Note. Section 5.A of the Note is hereby amended to reduce the Conversion Price thereunder by replacing “$0.11 per share” with “$0.08 per share” in such Section. From and after the date hereof, the Note, as amended by this Amendment, will be deemed to be the “Note” referred to in the Note Agreement and the Security Agreement for all purposes therein.

2.     Prospectus Supplement. The Company shall, to the extent required as a result of this Amendment or if otherwise requested by Lender, prepare and file with the SEC such amendments or supplements to the prospectus included in the Required Registration Statement necessary to permit the continued sale of the Conversion Shares by the Lender pursuant to such registration statement and prospectus.

3.     Continuing Effectiveness of Note Agreement and Transaction Documents. This Amendment shall constitute a Transaction Document for all purposes of the Note Agreement and the other Transaction Documents. Except to the extent amended hereby or provided in the Forbearance Agreement, the Note Agreement, the other Transaction Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

4.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

5.     Miscellaneous. This Amendment shall be subject to the governing law, notice and other applicable provisions set forth in Section 8 of the Note Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                                       BORROWER:     GB SCIENCES, INC.

By: /s/ John Poss

Name: John C. Poss

Title: Chief Executive Officer

                                                              LENDER:     CSW VENTURES, LP

By: /s/ David Weiner
Name: David Weiner
Title: General Partner